UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2010 (September 8, 2010)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 8, 2010, Glimcher Realty Trust (the “Registrant”) issued a press release updating its previously announced financial expectations for its third fiscal quarter ending September 30, 2010 and fiscal year ending December 31, 2010 as well as previously announced earnings and Funds From Operations (“FFO”) per share guidance for the aforementioned periods. The updated guidance reflects the impact of the Registrant’s recently completed secondary common share offering as well as the Registrant’s recently announced joint venture transaction relating to Pearlridge Center, a regional mall located in Hawaii (“Pearlridge”), and the acquisition of full control of Scottsdale Quarter®, the Registrant’s retail and office complex located in Scottsdale, AZ (“Scottsdale”). The guidance announced assumes the completion of the Scottsdale and Pearlridge transactions by the end of fiscal year 2010.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”).  A copy of the press release described herein is furnished as Exhibit 99.1 to this Form 8-K.

The press release incorporates certain non-Generally Accepted Accounting Principles (“GAAP”) financial measures. The Registrant believes that the presentation of such measures provides useful information to investors regarding the Registrant’s results of operations.  Specifically, the Registrant believes that FFO is a supplemental measure of the Registrant’s operating performance as it is a recognized metric used extensively by the real estate industry, in particular, real estate investment trusts.  The National Association of Real Estate Investment Trusts or NAREIT defines FFO as net income (loss) available to common shareholders (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, plus real estate related depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.   FFO does include impairment losses for properties held for use and held for sale.  The Registrant’s FFO may not be directly comparable to similarly titled measures reported by other real estate investment trusts.  FFO does not represent cash flow from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Registrant’s financial performance or to cash flow from operating activities (determined in accordance with GAAP), as a measure of the Registrant’s liquidity, nor is it indicative of funds available to fund the Registrant’s cash needs, including its ability to make cash distributions.  A description and reconciliation of non-GAAP financial metrics is contained in the attached press release.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of the Registrant, dated September 8, 2010.

Forward Looking Statements

This Current Report on Form 8-K and attached press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (“JV”) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, impact of competition, impact of future acquisitions and divestitures, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated (including the failure to complete the transactions described herein), the failure to fully recover tenant obligations for common area maintenance, taxes and other property expenses, material changes in our dividend rates on our securities or the ability to pay our divided on our common shares or other securities, failure of the Registrant to qualify as real estate investment trust, the impact of changes in tax legislation and, generally our tax position, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, our failure to comply or remain compliant with the covenants in our debt instruments, including, but not limited to, the covenants under our corporate credit facility, bankruptcies of and other failures to perform by lending institutions within our construction loans and corporate credit facility, the failure to achieve estimated sales prices and proceeds from the sale of malls, the failure to achieve earnings/funds from operations targets or estimates, increases in impairment charges, inability to exercise available extension options on debt instruments, additional impairment charges, as well as other risks listed from time to time in the Registrant’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Glimcher Realty Trust
(Registrant)

Date: September 8, 2010	/s/ Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary

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